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                                                                Exhibit 23.5


                        CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Energy East Corporation of our report dated
January 31, 2001 relating to the financial statements and financial statement schedule, which appears in RGS Energy Group, Inc's Annual Report on Form 10-K for the year ended December 31, 2000. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Rochester, New York
April 20, 2001